Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPARFUMS, INC. ANNOUNCES ACQUISITION OF THE GOUTAL BRAND

New York, New York, March 17, 2025, Interparfums, Inc. (NASDAQ GS: IPAR) (“Interparfums” or the “Company”) today announced that its subsidiary, Interparfums SA, has acquired all worldwide intellectual property rights relating to Maison Goutal held by Amorepacific Europe. Amorepacific Europe will continue to operate the Goutal Brand under a license agreement for a set duration. Interparfums SA will develop the brand from 2026 onwards, together with its licensee.

Created by Annick Goutal in 1981, the eponymous brand positioned itself from the start in the exclusive high-end segment with the launch of the L’Eau d’Hadrien line and the opening of a first boutique on Rue de Bellechasse in Paris.

Known for refined and poetic creations, Goutal successively developed a wide range of perfume, bath and home fragrance lines, marketed through a network of owned brand boutiques and in-store sales corners both in France and abroad. The brand works exclusively with high-quality raw materials, combining natural ingredients into creative olfactory combinations.

Annual sales of Goutal fragrances have reached $10m to $12m in the past.

Jean Madar, Chairman & Chief Executive Officer of Interparfums noted, “The acquisition of the Goutal brand reflects our strategy of broadening our product offering to include high-end fragrances. This brand, known for iconic lines such as L’Eau d’Hadrien and Petite Chérie, has substantial potential in this highly dynamic segment. Intent on safeguarding the legacy of the company her mother created and perpetuating the brand’s values, Camille Goutal will remain involved in fragrance choices.”

About Interparfums, Inc.:

Operating in the global fragrance business since 1982, Interparfums, Inc. produces and distributes a wide array of prestige fragrance and fragrance related products under license agreements with brand owners. The Company manages its business in two operating segments, European based operations, through its 72% owned subsidiary, Interparfums SA, and United States based operations, through wholly owned subsidiaries in the United States and Italy.

The portfolio of prestige brands includes Abercrombie & Fitch, Anna Sui, Boucheron, Coach, Donna Karan/DKNY, Emanuel Ungaro, Ferragamo, Graff, GUESS, Hollister, Jimmy Choo, Karl Lagerfeld, Kate Spade, Lacoste, MCM, Moncler, Montblanc, Off-White, Oscar de la Renta, Roberto Cavalli, and Van Cleef & Arpels, whose products are distributed in over 120 countries around the world through an extensive and diverse network of distributors. Interparfums, Inc. is also the registered owner of several trademarks including Lanvin and Rochas.

Forward-Looking Statements:

Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. In some cases, you can identify forward-looking statements by forward-looking words such as "anticipate, "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. You should not rely on forward-looking statements, because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and "Risk Factors" in Interparfums' annual report on Form 10-K for the fiscal year ended December 31, 2024, and the reports Interparfums files from time to time with the Securities and Exchange Commission. Interparfums does not intend to and undertakes no duty to update the information contained in this press release.

Contact Information:

Interparfums, Inc. Michel Atwood Chief Financial Officer (212) 983-2640 www.interparfumsinc.com	or	The Equity Group Inc. Karin Daly Investor Relations Counsel (212) 836-9623 / kdaly@equityny.com www.theequitygroup.com